UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): February 29, 2012

HOKU CORPORATION
 (Exact name of Registrant as specified in its charter)

Delaware	000-51458	99-0351487
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1288 Ala Moana Blvd., Suite 220, Honolulu, Hawaii	96814
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (808) 682-7800

Not Applicable
(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Third Amendment to First Amended and Restated Supply Agreement with Wuxi Suntech Power Co., Ltd.

On May 12, 2008, Hoku Materials, Inc., a wholly-owned subsidiary of Hoku Corporation (“Hoku Materials”), and Wuxi Suntech Power Co., Ltd. ("Suntech") entered into a First Amended and Restated Suntech Supply Agreement (the “Restated Suntech Supply Agreement”), as disclosed by us in a Current Report on Form 8-K filed on May 12, 2008.  On July 6, 2009, Hoku Materials and Suntech entered into an amendment to the Restated Suntech Supply Agreement (“Amendment No. 1”). On June 29, 2010, Hoku Materials and Suntech entered into a second amendment to the Restated Suntech Supply Agreement (“Amendment No. 2”).  On February 29, 2012, Hoku Materials and Suntech entered into a third amendment to the Restated Suntech Supply Agreement (“Amendment No. 3”, and the Restated Suntech Supply Agreement as amended by Amendment No. 1, Amendment No. 2 and Amendment No. 3, the “Amended Suntech Supply Agreement”).

Pursuant to the Amended Suntech Supply Agreement, Hoku Materials and Suntech agreed to reduce the amount of polysilicon to be delivered to Suntech.  The fixed pricing terms were deleted, and the parties agreed to negotiate pricing on a quarterly basis by reference to the average spot market price index for raw polysilicon.

In addition, Amendment No. 3 extended the date by when Hoku Materials must commence shipments until October 31, 2012.  The Amended Suntech Supply Agreement will automatically renew for an additional 12 months after the initial term (and each renewed term) with the same terms unless one party terminates or the parties mutually agree to amend the Amended Suntech Supply Agreement.  The Amended Suntech Supply Agreement also specifies the timing and volume limitations of each purchase order and delivery.  If Hoku Materials notifies Suntech that it cannot deliver the amount specified in the purchase order, Suntech has the right to terminate the Amended Suntech Supply Agreement or increase the quantity of polysilicon for the next monthly delivery.  Hoku Materials will have no obligation to ship polysilicon to Suntech prior to October 31, 2012, and Suntech may terminate the Amended Suntech Supply Agreement if Hoku Materials has failed to commence shipments by such date, in which case we would be obligated to refund the $2 million prepayment.

The foregoing description of Amendment No. 3 and the Amended Suntech Supply Agreement is only a summary and is qualified in its entirety by the text of the Amendment No. 3, a copy of which will be filed with our Annual Report on Form 10-K for the fiscal year ending March 31, 2012, by the text of the Restated Suntech Supply Agreement, a copy of which was filed as Exhibit 10.72 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2008, by the text of Amendment No. 1, a copy of which was filed as Exhibit 10.105 to our Periodic Report on Form 8-K filed on July 10, 2009, and by the text of Amendment No. 2, a copy of which was filed as Exhibit 10.63 to our Annual Report on Form 10-K for the fiscal year ended March 31, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOKU CORPORATION

Date: March 5, 2012	By:	/s/ Scott Paul
		Name:	Scott Paul
		Title:	Chief Executive Officer